                                                                  EXECUTION COPY

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                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            TCI COMMUNICATIONS, INC.

                                      AND

                           JONES GROWTH PARTNERS L.P.

                                  DATED AS OF

                                 AUGUST 7, 1998

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                               TABLE OF CONTENTS

                                                                                   Page
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Section 1.   Definitions............................................................. 1
             1.1   Affiliate......................................................... 1
             1.2   Assets............................................................ 1
             1.3   Basic Service..................................................... 2
             1.4   Business.......................................................... 2
             1.5   Business Day...................................................... 2
             1.6   Closing........................................................... 2
             1.7   Encumbrance....................................................... 2
             1.8   Environmental Law................................................. 2
             1.9   Equipment......................................................... 2
             1.10  Equivalent Basic Subscribers (or EBSs)............................ 3
             1.11  Expanded Basic Service............................................ 3
             1.12  FCC............................................................... 3
             1.13  GAAP.............................................................. 3
             1.14  Governmental Authority............................................ 3
             1.15  Governmental Permits.............................................. 3
             1.16  Hazardous Substances.............................................. 4
             1.17  Intangibles....................................................... 4
             1.18  Intercable........................................................ 4
             1.19  JSCC.............................................................. 4
             1.20  Knowledge......................................................... 4
             1.21  Legal Requirement................................................. 4
             1.22  Losses............................................................ 4
             1.23  Pay TV............................................................ 5
             1.24  Permitted Encumbrances............................................ 5
             1.25  Person............................................................ 5
             1.26  Real Property..................................................... 5
             1.27  Related Transactions.............................................. 5
             1.28  Required Consents................................................. 5
             1.29  Seller Contracts.................................................. 5
             1.30  Service Area...................................................... 6
             1.31  System............................................................ 6
             1.32  Taxes6
             1.33  Other Definitions................................................. 6

Section 2.   Sale of Assets.......................................................... 7

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Section 3.   Consideration..........................................................  7
             3.1  Base Purchase Price...............................................  7
             3.2  Adjustments to Base Purchase Price................................  7
             3.3  Determination of Adjustments......................................  8
             3.4  Allocation of Consideration.......................................  9

Section 4.   Assumed Liabilities and Excluded Assets................................  9
             4.1  Assignment and Assumption.........................................  9
             4.2  Excluded Assets................................................... 10

Section 5.   Representations and Warranties of Seller............................... 10
             5.1  Organization and Qualification.................................... 10
             5.2  Authority and Validity............................................ 10
             5.3  No Conflict; Required Consents.................................... 11
             5.4  Assets............................................................ 11
             5.5  Governmental Permits.............................................. 12
             5.6  Seller Contracts.................................................. 12
             5.7  Real Property..................................................... 12
             5.8  Environmental Matters............................................. 13
             5.9  Compliance with Legal Requirements................................ 14
             5.10  Patents, Trademarks and Copyrights............................... 15
             5.11  Financial Statements............................................. 15
             5.12  Absence of Certain Changes....................................... 16
             5.13  Legal Proceedings................................................ 16
             5.14  Tax Returns; Other Reports....................................... 16
             5.15  Employment Matters............................................... 16
             5.16  Systems Information.............................................. 17
             5.17  Bonds18
             5.18  Finders and Brokers.............................................. 18

Section 6.   Representations and Warranties of Buyer................................ 18
             6.1  Organization and Qualification.................................... 18
             6.2  Authority and Validity............................................ 18
             6.3  No Conflicts; Required Consents................................... 19
             6.4  Finders and Brokers............................................... 19
             6.5  Legal Proceedings................................................. 19

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Section 7.   Additional Covenants................................................... 19
             7.1   Access to Premises and Records................................... 19
             7.2   Continuity and Maintenance of Operations; Financial Statements... 20
             7.3   Employee Matters................................................. 22
             7.4   Leased Vehicles; Other Capital Leases............................ 22
             7.5   Required Consents; Estoppel Certificates......................... 23
             7.6   Renewal or Extension of Franchises............................... 23
             7.7   Title Commitments and Surveys.................................... 24
             7.8   HSR Notification................................................. 25
             7.9   No Shopping...................................................... 25
             7.10  Lien and Judgment Searches....................................... 25
             7.11  Transfer Taxes................................................... 26
             7.12  Distant Broadcast Signals........................................ 26
             7.13  Guaranty......................................................... 26
             7.14  Letter to Programmers............................................ 26
             7.15  Updated Schedules................................................ 26
             7.16  Use of Names and Logos........................................... 26
             7.17  Subscriber Billing Services...................................... 27
             7.18  Satisfaction of Conditions....................................... 27
             7.19  Confidentiality and Publicity.................................... 27
             7.20  Bulk Transfers................................................... 27
             7.21  Environmental Reports............................................ 27
             7.22  Section 1031..................................................... 28
             7.23  MDU Agreements................................................... 28
             7.24  Services Agreement............................................... 28
             7.25  Year 2000 Matters................................................ 29

Section 8.   Conditions Precedent................................................... 30
             8.1   Conditions to the Obligations of Buyer and Seller................ 30
             8.2   Conditions to the Obligations of Buyer........................... 30
             8.3   Conditions to Obligations of Seller.............................. 32
             8.4   Waiver of Conditions............................................. 32

Section 9.   Closing................................................................ 32
             9.1   The Closing; Time and Place...................................... 32
             9.2   Seller's Delivery Obligations.................................... 33
             9.3   Buyer's Delivery Obligations..................................... 34

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Section 10.  Termination............................................................ 35
             10.1  Termination Events............................................... 35
             10.2  Effect of Termination............................................ 35

Section 11.  Survival of Representations and Warranties; Indemnification............ 35
             11.1  Survival of Representations and Warranties....................... 35
             11.2  Indemnification by Seller........................................ 36
             11.3  Indemnification by Buyer......................................... 37
             11.4  Third Party Claims............................................... 37
             11.5  Limitations on Indemnification - Seller.......................... 38
             11.6  Limitations on Indemnification - Buyer........................... 38

Section 12.  Miscellaneous.......................................................... 39
             12.1  Parties Obligated and Benefited.................................. 39
             12.2  Notices.......................................................... 39
             12.3  Attorneys' Fees.................................................. 40
             12.4  Waiver........................................................... 40
             12.5  Captions......................................................... 41
             12.6  Choice of Law.................................................... 41
             12.7  Terms............................................................ 41
             12.8  Rights Cumulative................................................ 41
             12.9  Further Actions.................................................. 41
             12.10 Time............................................................. 41
             12.11 Late Payments.................................................... 41
             12.12 Counterparts..................................................... 41
             12.13 Entire Agreement................................................. 41
             12.14 Severability..................................................... 42
             12.15 Construction..................................................... 42
             12.16 Expenses......................................................... 42
             12.17 Risk of Loss; Condemnation....................................... 42

                         LIST OF EXHIBITS AND SCHEDULES


EXHIBITS
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    A  -          Bill of Sale, Assignment and Assumption Agreement
    B  -          Assignment and Assumption of Contracts
    C  -          Assignment of Leases
    D  -          Guaranty
    E  -          Letter to Programmers
    F  -          FIRPTA Affidavit
    G  -          Opinion of Seller's Counsel
    H  -          Opinion of Buyer's Counsel
    I  -          Escrow Agreement


SCHEDULES
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    1.9    -       Owned Equipment and Vehicles
    4.2    -       Excluded Assets
    5.3    -       Required Consents
    5.4-I  -       Encumbrances to Be Discharged Prior to Closing and Rights
                    of First Refusal
    5.4-II -       Conduct of Business
    5.5    -       Governmental Permits
    5.6    -       Seller Contracts
    5.7    -       Real Property
    5.8    -       Environmental Matters
    5.9    -       Cost of Service Filings/Customer Service Standards
    5.13   -       Proceedings and Judgments
    5.14   -       Tax Matters
    5.15   -       Employee Matters
    5.16   -       The Business/Systems Information (including Rate Schedule)
    5.17   -       Bonds

                            ASSET PURCHASE AGREEMENT
                            ------------------------


               This Asset Purchase Agreement ("Agreement") is made as of August 7, 1998, by and between TCI Communications, Inc., a Delaware corporation ("Buyer"), and Jones Growth Partners L.P., a Colorado limited partnership ("Seller").

                                    RECITALS
                                    --------

               A. Seller is engaged in the business of providing cable television service to subscribers in and around the Service Area. Buyer desires to purchase and Seller desires to sell substantially all the assets of Seller used or useful in connection with that business.

               B. Buyer intends to complete the transfer of the Assets in a transaction to which Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), applies, and Seller is willing to take such steps as are reasonably necessary on its part to enable the transactions contemplated hereby to so qualify, including permitting the assignment of this Agreement by Buyer to one or more Affiliates of Buyer and by such Affiliates of Buyer to a qualified intermediary in order that Buyer's acquisition of the Assets may be accomplished as part of a deferred exchange pursuant to applicable Treasury Regulations; provided that if such exchange is not accomplished, Buyer desires to purchase the Assets directly, subject to the terms and conditions described herein.

                                   AGREEMENT
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               In consideration of the above recitals and the mutual agreements stated in this Agreement, the parties agree as follows:

 SECTION 1.    DEFINITIONS.

               In addition to terms defined elsewhere in this Agreement, the following capitalized terms, when used in this Agreement, will have the meanings set forth below:

               1.1  Affiliate.  With respect to any Person, any other Person
                    ---------
controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

               1.2  Assets.  All properties, privileges, rights, interests and
                    ------
claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held, used or useful in the Business, including advertising sales related to the Business, in which Seller has any right, title or interest or in which Seller acquires any right, title or interest on or before the Closing

Date, or in which Intercable has, or acquires prior to the Closing Date, any right, title or interest if such property, privilege, right or interest is used or useful primarily in connection with the Business and/or the businesses that are the subject of the Related Transactions, including advertising sales related thereto, including Governmental Permits, Intangibles, Seller Contracts, Equipment, Real Property, partnership interests in The Greater Chicago Cable Interconnect and deposits relating to the Business that are held by third parties for the account of Seller or for security for Seller's performance of its obligations, but excluding any Excluded Assets.

               1.3  Basic Service.  The lowest tier of service offered to
                    -------------
subscribers of a System.

               1.4  Business.  The cable television business conducted by Seller
                    --------
on the date of this Agreement through one or more Systems, as described on
SCHEDULE 5.16.

               1.5  Business Day.  Any day other than Saturday, Sunday or a day
                    ------------
on which banking institutions in Denver, Colorado are required or authorized to be closed.

               1.6  Closing.  The consummation of the transactions contemplated
                    -------
by this Agreement, as described in SECTION 9, the date of which is referred to as the Closing Date.

               1.7  Encumbrance.  Any security interest, security agreement,
                    -----------
financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any mortgage, lien, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including reservations, rights of entry, possibilities of reverter, encroachments, easements, rights-of-way, restrictive covenants, leases and licenses) of any kind, which constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Governmental Permit, Seller Contract or otherwise.

               1.8  Environmental Law.  Any Legal Requirement relating to
                    -----------------
pollution or protection of public health, safety or welfare or the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

               1.9  Equipment.  All electronic devices, trunk and distribution
                    ---------
coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber's devices (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, earth stations, transmission and distribution system), test equipment, vehicles and other tangible personal property owned, leased, used or held for use in the Business, the principal items of which are described on SCHEDULE 1.9 (and with respect to leased Equipment, on SCHEDULE 5.6).

         1.10  Equivalent Basic Subscribers (or EBSs).  The number determined by
               --------------------------------------
dividing (i) the total monthly revenues billed for sales of Basic Service and Expanded Basic Service by the System during the most recent month ended prior to the date of calculation to active customers, including residential customers in single-family households, commercial establishments and multiple dwelling units, whether on a discounted or undiscounted basis and whether billed individually or on a bulk basis, but excluding billings in excess of a single month's charges for any account, by (ii) the product of (A) the sum of the standard monthly rates (without discount of any kind) charged by Seller during such month to single-family households for Basic Service and Expanded Basic Service sold by the System (such rates not to be less than the rates for such System set forth on SCHEDULE 5.16) multiplied by (B) 95.72%. For purposes of this definition, there will be excluded all revenues from (i) any subscriber who is more than 60 days past due in the payment of any amount in excess of $5 payable to Seller,
(ii) any subscriber who has not paid at least one full month's payment for services ordered by such subscriber, (iii) that portion of the billings representing an installation or other non-recurring charge, a charge for equipment or for any outlet or connection other than the first outlet or first connection in any residential unit (e.g., an individual apartment or rental
                                    ----
unit), a charge for any a la carte or premium service or a pass-through charge for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like, (iv) any subscriber who was solicited within the six-month period prior to the date of calculation by marketing techniques not permitted by SECTION 7.2.3(G) hereof, and (v) any subscriber pending disconnection for any reason. For purposes of this definition, the number of days past due of a customer account will be determined from the first day of the period for which the applicable billing relates.

         1.11  Expanded Basic Service.  Any video programming provided over
               ----------------------
the System, regardless of service tier other than (a) Basic Service, (b) any new product tier and (c) video programming offered on a per channel or per program basis.

         1.12  FCC.  The Federal Communications Commission.
               ---

         1.13  GAAP.  Generally accepted accounting principles as in effect from
               ----
time to time in the United States of America.

         1.14  Governmental Authority.  The United States of America, any state,
               ----------------------
commonwealth, territory or possession of the United States of America and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

         1.15  Governmental Permits.  All franchises, approvals, authorizations,
               --------------------
permits, licenses, easements, registrations, qualifications, leases, variances and similar rights obtained with respect to the Business or Assets from any Governmental Authority, including those set forth on SCHEDULE 5.5.

         1.16  Hazardous Substances.  Any pollutant, contaminant, chemical,
               --------------------
industrial, toxic, hazardous or noxious substance or waste which is regulated by any Governmental Authority, including (a) any petroleum or petroleum compounds (refined or crude), flammable substances, explosives, radioactive materials or any other materials or pollutants which pose a hazard or potential hazard to the Real Property or to Persons in or about the Real Property or cause the Real Property to be in violation of any laws, regulations or ordinances of federal, state or applicable local governments, (b) asbestos or any asbestos-containing material of any kind or character, (c) polychlorinated biphenyls ("PCBs"), as regulated by the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., (d)
                                                                  -- ----
any materials or substances designated as "hazardous substances" pursuant to the Clean Water Act, 33 U.S.C. (S) 1251 et seq., (e) "economic poison," as defined
                                    -- ----
in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) 135 et
                                                                            --
seq., (f) "chemical substance," "new chemical substance" or "hazardous chemical
---
substance or mixture" pursuant to the Toxic Substances Control Act, 15 U.S.C.
(S) 2601 et seq., (g) "hazardous substances" pursuant to the Comprehensive
         -- ----
Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et
                                                                            --
seq. and (h)  "hazardous waste" pursuant to the Resource Conservation and
----
Recovery Act, 42 U.S.C. (S) 6901 et seq.
                                 -- ----

         1.17  Intangibles.  All intangible assets, including subscriber lists,
               -----------
accounts receivable, claims (excluding any claims relating to Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use in the Business.

         1.18  Intercable.  Jones Intercable, Inc.
               ----------

         1.19  JSCC.  Jones Spacelink Cable Corporation, a wholly owned
               ----
subsidiary of Jones Intercable, Inc.

         1.20  Knowledge.  The actual knowledge of a particular matter of one or
               ---------
more of the executive officers of a Person or the general manager or one or more of the managers of such Person's Systems.

         1.21  Legal Requirement.  Applicable common law and any statute,
               -----------------
ordinance, code, or other law, rule, regulation, order, technical or other written standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

         1.22  Losses.  Any claims, losses, liabilities, damages, penalties,
               ------
costs and expenses, including interest that may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought.

          1.23 Pay TV.  Premium programming services selected by and sold to
               ------
subscribers on a per channel or per program basis.

          1.24 Permitted Encumbrances.  The following Encumbrances:  (a) liens
               ----------------------
securing Taxes, assessments and governmental charges not yet due and payable,
(b) any zoning law or ordinance or any similar Legal Requirement, (c) any right reserved to any Governmental Authority to regulate the affected property and (d) as to Real Property interests, any Encumbrance reflected in the public records and that does not individually or in the aggregate interfere with the right or ability to own, use or operate the Real Property or to convey good, marketable and indefeasible fee simple title to such Real Property, provided that "Permitted Encumbrances" will not include any Encumbrance which could prevent or inhibit in any way the conduct of the business of the affected System and provided further that classification of any Encumbrance as a "Permitted Encumbrance" will not affect any liability Seller may have for such Encumbrance, including pursuant to any indemnity obligation under this Agreement.

          1.25 Person.  Any natural person, corporation, partnership, trust,
               ------
unincorporated organization, association, limited liability company, Governmental Authority or other entity.

          1.26 Real Property.  All assets held by Seller related to the Business
               -------------
consisting of realty, including appurtenances, improvements and fixtures located on such realty, and any other interests in real property, including fee interests, leasehold interests and easements, wire crossing permits, rights of entry (except agreements related to multiple dwelling units) described on
SCHEDULE 5.7.

          1.27 Related Transactions.  The transactions contemplated by the Asset
               --------------------
Purchase Agreements by and between Buyer and entities affiliated with Seller executed simultaneously with the execution of this Agreement, or, if requested by Buyer to facilitate the 1031 Transaction, to be executed after the date of this Agreement, pursuant to which Buyer has agreed or will agree to acquire the assets of the cable television systems located in and around (a) Lake County and Orland Park, (b) Lake Zurich and South Suburban, (c) Naperville, and (d) Aurora, all in the State of Illinois.

          1.28 Required Consents.  All franchises, licenses, authorizations,
               -----------------
approvals and consents required under Governmental Permits, Seller Contracts or otherwise for (a) Seller to transfer the Assets and the Business to Buyer, (b) Buyer to conduct the Business and to own, lease, use and operate the Assets at the places and in the manner in which the Business is conducted as of the date of this Agreement and on the Closing Date and (c) Buyer to assume and perform the Governmental Permits, Seller Contracts and the other Assumed Liabilities.

          1.29 Seller Contracts.  All contracts and agreements, other than
               ----------------
Governmental Permits and those relating to Real Property, pertaining to the ownership, operation and maintenance of the Assets or the Business or used or held for use in the Business, as described on SCHEDULE 5.6 or, in the case of contracts and agreements relating to Real Property, on SCHEDULE 5.7.

          1.30 Service Area.  The area in which Seller operates the Business,
               ------------
specifically in and around the Villages of Addison, Glen Ellyn, and Winfield, the Cities of Geneva, St. Charles, Warrenville, West Chicago, and Wheaton, and the Counties of DuPage and Kane, all in the State of Illinois.

          1.31 System.  A complete cable television reception and distribution
               ------
system operated in the conduct of the Business, consisting of one or more headends, subscriber drops and associated electronic and other equipment, and which is, or is capable of being without modification, operated as an independent system without interconnections to other systems. Any systems which are interconnected or which are served in total or in part by a common headend will be considered a single System.

          1.32 Taxes.  All levies and assessments of any kind or nature imposed
               -----
by any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes and levies or assessments related to unclaimed property, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

          1.33 Other Definitions.  The following terms are defined in the
               -----------------
Sections indicated:

                       Term                      Section
                       ----                      --------

               Action                                 11.4
               Antitrust Division                      7.8
               Approval Deadline                    10.1.4
               Assumed Liabilities                     4.1
               Base Purchase Price                     3.1
               Buyer Damages                          11.5
               Closing Date                            1.6
               Code                              Recital B
               Cost of Service Election              5.9.4
               EBS Condition                         8.2.7
               EBS Shortfall Adjustment              3.2.1
               Employee Benefit Plans               5.15.2
               Environmental Report                   7.21
               ERISA                                5.15.1
               Escrow Agent                          3.1.2
               Excluded Assets                         4.2
               Final Adjustments Report              3.3.2
               Financial Statements                   5.11
               FTC                                     7.8
               HSR Act                                 7.8

               Indemnified Party                      11.4
               Indemnifying Party                     11.4
               MDU                                    7.23
               1992 Cable Act                        5.9.4
               Preliminary Adjustments Report        3.3.1
               Prime Rate                            12.11
               Rate Regulation Documents             5.9.4
               Seller Damages                         11.6
               Services Agreement                     7.24
               Survival Period                        11.1
               Taking                              12.17.2
               TCI/AT&T Transaction                  7.5.1
               1031 Closing Date                     8.2.9
               1031 Condition                        8.2.9
               1031 Transaction                       7.22
               Transaction Documents                   5.2

 SECTION 2.    SALE OF ASSETS.

               Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller will sell to Buyer, and Buyer will purchase from Seller, all of Seller's rights, titles and interests in, to and under the Assets. Except as otherwise specifically provided in this Agreement, all the Assets are intended to be transferred to Buyer, whether or not described in the Schedules.

 SECTION 3.    CONSIDERATION.

               3.1  Base Purchase Price.  Buyer will pay to Seller total cash
                    -------------------
consideration of $103,000,000 (the "Base Purchase Price"), subject to adjustment as provided in SECTIONS 3.2 and 3.3. Such consideration will be paid as follows:

                    3.1.1 The sum of $99,881,500 will be paid at Closing by wire transfer of immediately available funds pursuant to wire instructions delivered by Seller to Buyer no later than two Business Days prior to the Closing Date; and

                    3.1.2 The sum of $3,118,500 will be delivered to an escrow agent reasonably satisfactory to Seller and Buyer (the "Escrow Agent") to be held in escrow until November 15, 1999, to provide a fund for the payment of any post-closing indemnification claims and unpaid working capital adjustments in accordance with the terms of the Escrow Agreement to be entered into at Closing in the form of EXHIBIT I.

               3.2 Adjustments to Base Purchase Price.  The Base Purchase Price
                   ----------------------------------
will be adjusted as follows:

                    3.2.1 Reduced by an amount equal to $1,823 multiplied by the positive difference, if any, between (a) 56,500 and (b) the number of EBSs as of the Closing Date (the "EBS Shortfall Adjustment");

                    3.2.2 Adjustments on a pro rata basis as of the Closing Date will be made for all prepaid expenses (but only to the extent the full benefit thereof will be realizable by Buyer within 12 months after the Closing Date), accrued expenses (including real and personal property Taxes and the economic value of all accrued vacation time permitted by Buyer's policies to be taken after the Closing Time by Seller's System employees hired by Buyer), prepaid income, subscriber prepayments and accounts receivable related to the Business, all as determined in accordance with GAAP consistently applied, and to reflect the principle that all expenses and income attributable to the Business for the period prior to the Closing Date are for the account of Seller, and all expenses and income attributable to the Business for the period on and after the Closing Date are for the account of Buyer. Seller will receive no credit for any accounts receivable (a) resulting from cable service sales any portion of which is 60 days or more past due as of the Closing Date, (b) from subscribers whose accounts are inactive or whose service is pending disconnection for any reason as of the Closing Date or (c) resulting from advertising sales any portion of which is 120 days or more past due as of the Closing Date.

                    3.2.3 Buyer's account will be credited for the amount of all advance payments to, or funds of third parties on deposit with, Seller as of the Closing Date, relating to the Business, including advance payments and deposits by subscribers served by the Business for converters, encoders, decoders, cable television service and related sales, and the liability therefor will be assumed by Buyer.

               3.3  Determination of Adjustments.  Preliminary and final
                    ----------------------------
adjustments to the Base Purchase Price will be determined as follows:

                    3.3.1 Not later than a date Seller reasonably believes is at least 10 Business Days prior to the expected Closing Date, Seller will deliver to Buyer a report (the "Preliminary Adjustments Report"), certified as to completeness and accuracy by Seller, showing in detail the preliminary determination of the adjustments referred to in SECTION 3.2, which are calculated as of the Closing Date (or as of any other date agreed by the parties) and any documents substantiating the adjustments proposed in the Preliminary Adjustments Report. The Preliminary Adjustments Report will include a complete list of subscribers, a detailed calculation of the number of Equivalent Basic Subscribers and a schedule setting forth advance payments made to or by Seller and deposits made by Seller, as well as accounts receivable information relating to the Business (showing sums due and their respective aging as of the Closing Date). Seller also will furnish to Buyer its billing report for the most current period as of the Closing Date. Following receipt of such Preliminary Adjustments Report and supporting information, Buyer will have five Business Days to review such Preliminary Adjustments Report and supporting information and to notify Seller of any disagreements with Seller's estimates. If Buyer provides a notice of disagreement with Seller's estimates of the adjustments referred to in SECTION 3.2 within such five Business Day period, Buyer and Seller will negotiate in good faith to resolve any such dispute and to reach an agreement prior to the Closing Date on such estimated adjustments as of the Closing Date. The basis for determining the Base Purchase Price to be paid at Closing will be (a) the estimate so agreed upon by Buyer and Seller or (b) if no notice of disagreement is provided, or if such notice is provided but the parties do not reach such an agreement prior to the Closing Date, the estimate of such adjustments set forth in the Preliminary Adjustments Report.

                    3.3.2 Within 90 days after the Closing, Seller will deliver to Buyer a report (the "Final Adjustments Report"), similarly certified by Seller, showing in detail the final determination of all adjustments which were not calculated as of the Closing Date and containing any corrections to the Preliminary Adjustments Report, together with any documents substantiating the adjustments proposed in the Final Adjustments Report. Buyer will provide Seller with reasonable access to all records which Buyer has in its possession and which are necessary for Seller to prepare the Final Adjustments Report.

                    3.3.3 Within 30 days after receipt of the Final Adjustments Report, Buyer will give Seller written notice of Buyer's objections, if any, to the Final Adjustments Report. If Buyer makes any such objection, the parties will agree on the amount, if any, which is not in dispute within 30 days after Seller's receipt of Buyer's notice of objections to the Final Adjustments Report. Any disputed amounts will be determined within 120 days after the Closing Date by the accounting firm of Price Waterhouse, whose determination will be conclusive. Seller and Buyer will bear equally the fees and expenses payable to such firm in connection with such determination. The payment required after such determination will be made by the responsible party by wire transfer of immediately available funds to the other party within three Business Days after the final determination.

               3.4  Allocation of Consideration.  The consideration payable by
                    ---------------------------
Buyer under this Agreement will be allocated among the Assets as set forth in a schedule to be prepared not later than 180 days after the Closing Date (or April 1 of the year following the Closing Date if earlier) by an independent appraiser with significant experience in the cable television industry. Such appraiser will be selected by the mutual agreement of Buyer and Seller within 30 days after the date of this Agreement, and the fees of such appraiser will be shared equally by Buyer and Seller. Buyer and Seller agree to be bound by the allocation and will not take any position inconsistent with such allocation and will file all returns and reports with respect to the transactions contemplated by this Agreement, including all federal, state and local Tax returns, on the basis of such allocation.

 SECTION 4.    ASSUMED LIABILITIES AND EXCLUDED ASSETS.

               4.1  Assignment and Assumption.  Seller will assign, and Buyer
                    -------------------------
will assume and after the Closing will pay, discharge and perform the following (the "Assumed Liabilities"): (a) Seller's obligations to subscribers of the Business for (i) subscriber deposits held by Seller as of the Closing Date and which are refundable, in the amount for which Buyer received credit under

SECTION 3.2, (ii) subscriber advance payments held by Seller as of the Closing Date for services to be rendered by a System after the Closing Date, in the amount for which Buyer received credit under SECTION 3.2 and (iii) the delivery of cable television service to subscribers of the Business after the Closing Date; and (b) obligations accruing and relating to periods after the Closing Date under Governmental Permits listed on SCHEDULE 5.5 (to the extent that such Governmental Permits are transferrable) and Seller Contracts. Buyer will not assume or have any responsibility for any liabilities or obligations of Seller other than the Assumed Liabilities. In no event will Buyer assume or have any responsibility for any liabilities or obligations associated with the Excluded Assets.

               4.2  Excluded Assets.  The Excluded Assets, which will be
                    ---------------
retained by Seller, will consist of the following: (a) programming contracts (including programming guide contracts), retransmission consent agreements and pole attachment agreements (except for those set forth on SCHEDULE 5.6); (b) Employee Benefit Plans; (c) insurance policies and rights and claims thereunder (except as otherwise provided in SECTION 12.17); (d) bonds, letters of credit, surety instruments and other similar items; (e) cash and cash equivalents and notes receivable; (f) Seller's trademarks, trade names, service marks, service names, logos and similar proprietary rights (subject to Buyer's rights under SECTION 7.16); (g) Seller's rights under any agreement governing or evidencing an obligation of Seller for borrowed money; (h) Seller Contracts for subscriber billing and equipment; (i) Seller's rights under any contract, license, authorization, agreement or commitment other than those creating or evidencing Assumed Liabilities; (j) any claims, rights and interests in and to any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Closing Date; and (k) the assets described on SCHEDULE 4.2.

 SECTION 5.    REPRESENTATIONS AND WARRANTIES OF SELLER.

               Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing, as follows:

               5.1  Organization and Qualification. Seller is a limited
                    ------------------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite partnership power and authority to own, lease and use the Assets owned, leased or used by it and to conduct the Business as it is currently conducted. Seller is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the Assets owned, leased or used by it or the nature of Seller's activities makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the Business, the Assets or the Systems or on the ability of Seller to perform its obligations under this Agreement. The general partner of Seller is JSCC.

               5.2  Authority and Validity.  Seller has all requisite
                    ----------------------
partnership power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and all other documents and instruments to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the

"Transaction Documents") to which Seller is a party. The execution and delivery by Seller of, the performance by Seller of its obligations under, and the consummation by Seller of the transactions contemplated by, this Agreement and the Transaction Documents to which Seller is a party have been duly and validly authorized by all necessary action by or on behalf of Seller. This Agreement has been, and when executed and delivered by Seller the Transaction Documents will be, duly and validly executed and delivered by Seller and the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

          5.3  No Conflict; Required Consents.  Except for the Required
               ------------------------------
Consents, all of which are listed on SCHEDULE 5.3, the execution and delivery by Seller, the performance of Seller under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which Seller is a party do not and will not: (a) violate any provision of the Partnership Agreement of Seller; (b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with any Governmental Authority or other Person; or (d) (i) violate or result in a breach of or default under (without regard to requirements of notice, lapse of time, or elections of any Person, or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, or (iv) result in the creation or imposition of any Encumbrance under any Seller Contract or any other instrument evidencing any of the Assets or by which Seller or any of its assets is bound or affected, except for purposes of this clause (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations as would not, individually or in the aggregate, have a material adverse effect on any System, the Business or Seller, the validity, binding effect or enforceability of this Agreement or on the ability of Seller to perform its obligations under this Agreement or the Transaction Documents to which Seller is a party.

          5.4  Assets.  Seller has exclusive, good and marketable title to (or,
               ------
in the case of Assets that are leased, valid leasehold interests in) the Assets (other than Real Property, as to which the representations and warranties in
SECTION 5.7 apply).  The Assets are free and clear of all Encumbrances, except
(a) Permitted Encumbrances and (b) Encumbrances described on SCHEDULE 5.4-I, all of which will be terminated, released or, in the case of rights of refusal listed on SCHEDULE 5.4-I, waived, as appropriate, at or prior to the Closing. Except as described on SCHEDULE 5.6, none of the Equipment is leased by Seller
from any other Person.   All the Equipment is in good operating condition and
repair (ordinary wear and tear excepted). Except for items included in the Excluded Assets, and the items described in SCHEDULE 5.4-II, the Assets constitute all the assets necessary to permit Buyer to (i) conduct the Business and to operate the Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance in all material respects with all Legal Requirements, Governmental Permits and Seller Contracts and (ii) perform all the Assumed Liabilities.

          5.5  Governmental Permits.  All Governmental Permits are listed on
               --------------------
SCHEDULE 5.5. Complete and correct copies of all Governmental Permits have been delivered by Seller to Buyer. Each Governmental Permit is in full force and effect and is valid under all applicable Legal Requirements according to its terms, and Seller is not and, to Seller's Knowledge, the other party thereto is not, in breach or default of any material terms or conditions thereunder. There is no legal action, governmental proceeding or investigation, pending or, to Seller's Knowledge threatened, to terminate, suspend or modify any Governmental Permit and Seller is in compliance with the material terms and conditions of all the Governmental Permits and with other material applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the Governmental Permits, including all requirements for notification, filing, reporting, posting and maintenance of logs and records. Except as described on SCHEDULE 5.5, as of the date of this Agreement, to Seller's Knowledge, no third party has been granted or has applied for a cable television franchise or is providing or intending to provide cable television services in any of the communities or unincorporated areas currently served by the Business.

          5.6  Seller Contracts.  All Seller Contracts (other than those
               ----------------
constituting Excluded Assets) are described on SCHEDULE 5.6 or 5.7. Complete and correct copies of all Seller Contracts have been delivered by Seller to Buyer. Each Seller Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of Seller and Seller is not and to Seller's Knowledge each other party thereto is not, in breach or default of any material terms or conditions thereunder.

           5.7 Real Property.
               -------------

               5.7.1 All the Assets consisting of Real Property interests are described on SCHEDULE 5.7. Except as otherwise disclosed on SCHEDULE 5.7, Seller holds good, marketable and indefeasible fee simple title to the Real Property shown as being owned by Seller on SCHEDULE 5.7 and the valid and enforceable right to use and possess such Real Property, subject only to the Permitted Encumbrances. Seller has valid and enforceable leasehold interests in Real Property shown as being leased by Seller on SCHEDULE 5.7 and, with respect to other Real Property not owned or leased by Seller, Seller has the valid and enforceable right to use all such other Real Property pursuant to the easements, licenses, rights-of-way or other rights described on SCHEDULE 5.7, subject only to Permitted Encumbrances. Except for routine repairs, all of the material improvements, leasehold improvements and the premises of the Real Property are in good condition and repair and are suitable for the purposes used. The current use and occupancy of the Real Property do not constitute nonconforming uses under any applicable zoning Legal Requirements.

               5.7.2 The documents delivered by Seller to Buyer as evidence of each Seller Contract that is a lease of Real Property constitute the entire agreement with the landlord in question. There are no leases or other agreements, oral or written, granting to any Person other than Seller the right to occupy or use any Real Property, except as described on SCHEDULE 5.7. All easements, rights-of-way and other rights appurtenant to, or which are necessary for Seller's current use of, any

Real Property are valid and in full force and effect, and Seller has not received any notice with respect to the termination, breach or impairment of any of those rights. Each parcel of Real Property, any improvements constructed thereon and their current use (a) has access to and over all public streets, or private streets for which Seller has a valid right of ingress and egress, (b) conforms in its current use and occupancy to all zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use, and (c) conforms in all material respects in its use to all restrictive covenants, if any, or other Encumbrances affecting all or part of such parcel.

           5.8 Environmental Matters.
               ---------------------

               5.8.1 The Real Property currently complies in all material respects with and, to Seller's Knowledge, has previously been operated in compliance in all material respects with, all Environmental Laws. Seller has not directly or indirectly (a) generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, any Real Property, (b) transported any Hazardous Substances to or from any Real Property or (c) undertaken or caused to be undertaken any other activities relating to the Real Property which could reasonably give rise to any liability under any Environmental Law, and, to Seller's Knowledge, no other present or previous owner, tenant, occupant or user of any Real Property or any other Person has committed or suffered any of the foregoing. To Seller's Knowledge, (i) no release of Hazardous Substances outside the Real Property has entered or threatens to enter any Real Property, nor (ii) is there any pending or threatened claim based on Environmental Laws which arises from any condition of the land surrounding any Real Property. No litigation based on Environmental Laws which relates to any Real Property or any operations on conditions on it (A) has been asserted or conducted in the past or is currently pending against or with respect to Seller or, to Seller's Knowledge, any other Person, or (B) to Seller's Knowledge is threatened or contemplated.

               5.8.2 To Seller's Knowledge, other than as described on SCHEDULE 5.8, (a) no aboveground or underground storage tanks are currently or have been located on any Real Property, (b) no Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and
(c) no building or other structure on any Real Property contains asbestos-containing material.

               5.8.3 Seller has provided Buyer with complete and correct copies of (a) all studies, reports, surveys or other materials in Seller's possession or, to Seller's Knowledge to which it has access, relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Real Property,
(b) all notices or other materials in Seller's possession or, to Seller's Knowledge to which it has access, that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Real Property or activities at the Real Property and (c) all materials in Seller's possession or, to Seller's Knowledge to which it has access, relating to any litigation or allegation by any Person concerning any Environmental Law.

           5.9 Compliance with Legal Requirements.
               ----------------------------------

               5.9.1 The ownership, leasing and use of the Assets as they are currently owned, leased and used and the conduct of the Business and the operation of the Systems as they are currently conducted and operated do not violate or infringe, in any material respect, any Legal Requirements currently in effect (other than the Legal Requirements described in SECTION 5.9.4, as to which the provisions of SECTION 5.9.4 will apply). Seller has received no notice of any violation by Seller or the Business of any Legal Requirement applicable to the Business or the Systems as currently conducted, and to Seller's Knowledge, there is no basis for the allegation of any such a violation.

               5.9.2 A valid request for renewal has been duly and timely filed under Section 626 of the Cable Communications Policy Act of 1984 with the proper Governmental Authority with respect to applicable Governmental Permits with franchising authorities that have expired prior to, or will expire within 36 months after, the date of this Agreement.

               5.9.3 Seller has complied, and the Business is in compliance, in all material respects, with the specifications set forth in Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the U.S. Copyright Act of 1976 and the applicable rules and regulations thereunder and the applicable rules and regulations of the U.S. Copyright Office, the Register of Copyrights, the Copyright Royalty Tribunal and the Communications Act of 1934, including provisions of any thereof pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect), and all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the Assets, the Systems and the Business.

               5.9.4 Notwithstanding the foregoing, to Seller's Knowledge, each System is in compliance in all material respects with the provisions of the Cable Television Consumer Protection and Competition Act of 1992 and the FCC rules and regulations promulgated thereunder (the "1992 Cable Act") as such Legal Requirements relate to the operation of the Business; provided, however, that Seller does not hereby make any representation about rates charged to subscribers, other than the representation regarding the rates charged to subscribers set forth below. Seller has complied in all material respects with the must carry and retransmission consent provisions of the 1992 Cable Act. Seller has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the 1992 Cable Act other than the failure of any franchising authority to have been certified to regulate rates. Notwithstanding the foregoing, Seller makes no representation or warranty that the rates charged to subscribers (a) are allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, or (b) would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof promulgated after the date of the Closing. Seller has delivered to Buyer complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 filed with respect to the Systems and copies of all other FCC Forms filed by Seller and of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to the Systems, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the Systems, and any other documentation supporting an exemption from the rate regulation provisions of the 1992 Cable Act claimed by Seller with respect to any of the Systems (collectively, "Rate Regulation Documents"). Except as described in SCHEDULE 5.9, as of the date of this Agreement, Seller has received no notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and Seller has not agreed with any Governmental Authority to establish customer service standards that exceed the customer service standards promulgated pursuant to the 1992 Cable Act. In addition, Seller has also delivered to Buyer documentation for each of the Systems in which the franchising authority has not certified to regulate rates as of the date of this Agreement showing a determination of allowable rates using a benchmark methodology. Except as described in SCHEDULE 5.9, Seller has not made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding (a "Cost of Service Election") with respect to any of the Systems.

          5.10  Patents, Trademarks and Copyrights.  Seller has timely and
                ----------------------------------
accurately made all requisite filings and payments with the Register of Copyrights with respect to the Business. Seller has delivered to Buyer complete and correct copies of all current reports and filings, and all reports and filings for the past three years, made or filed pursuant to copyright rules and regulations with respect to the Business. Seller does not possess any patent, patent right, trademark or copyright material to the operation of the Business and Seller is not a party to any license or royalty agreement with respect to any patent, trademark or copyright except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. The Business and the System have been operated in such a manner so as not to violate or infringe upon the rights of, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent, license, trade secret infringement or the like.

          5.11  Financial Statements.  Seller has delivered to Buyer a correct
                --------------------
copy of the audited financial statements for the Systems as of December 31, 1997, including an audited income statement and balance sheet which fairly present the financial condition of the Systems (collectively, the "Financial Statements"). At the date of the Financial Statements, Seller had no liability or obligation, whether accrued, absolute, fixed or contingent (including liabilities for Taxes or unusual forward or long-term commitments), required by GAAP to be reflected or reserved against therein that were not fully reflected or reserved against on the balance sheet included in the Financial Statements, other than liabilities included in current liabilities, and none of which was or would be material to the Business.

          5.12  Absence of Certain Changes.  Since December 31, 1997, (a) Seller
                --------------------------
has not incurred any obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business, the performance of which would be reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition or results of operations of the Business, (b) there has been no material adverse change (except any material adverse change caused by or arising from other multiple channel distribution services or any material adverse change affecting the United States cable industry as a whole, including any change arising from
(i) legislation, litigation, rulemaking or regulation or (ii) competition) in the business, condition (financial or otherwise) or liabilities of the Business, and (c) the Business has been conducted only in the ordinary course of business.

          5.13  Legal Proceedings.  Except as set forth in SCHEDULE 5.13:  (a)
                -----------------
there is no claim, investigation or litigation pending or, to Seller's Knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal against Seller which, if adversely determined, would materially adversely affect the financial condition or operations of the Business, the Systems, the Assets or the ability of Seller to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the Governmental Permits, Seller Contracts or leases or other documents evidencing the Real Property; and (b) there is not in existence any judgment requiring Seller to take any action of any kind with respect to the Assets or the operation of the Systems, or to which Seller (with respect to the Systems), the Systems or the Assets are subject or by which they are bound or affected.

          5.14  Tax Returns; Other Reports.  Seller has duly and timely filed in
                --------------------------
correct form all federal, state and local Tax returns and all other Tax reports required to be filed by Seller and has timely paid all Taxes which have become due and payable, whether or not shown on any such report or return, the failure of which to be filed or paid could adversely affect the Assets or result in the imposition of an Encumbrance upon the Assets, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Except as specifically identified on SCHEDULE 5.14, Seller has received no notice of, nor does Seller have any Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of an Encumbrance upon the Assets.

           5.15 Employment Matters.
                ------------------

                5.15.1 SCHEDULE 5.15 contains a complete and correct list of names and positions of all employees of Seller engaged in the Business as of the date set forth in such SCHEDULE. Seller has no employment agreements, either written or oral, with any employee of the Business. Seller has complied in all material respects with applicable Legal Requirements relating to the employment of labor, including WARN, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), continuation coverage requirements with respect to group health plans, and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

               5.15.2 Each "employee benefit plan" or "multiemployer plan" (as those terms are defined in ERISA) with respect to which Seller or any ERISA Affiliate (as defined in ERISA) of Seller has any liability is set forth on
SCHEDULE 5.15 (the "Employee Benefit Plans"). Neither Seller nor its ERISA Affiliates nor any Employee Benefit Plan is in material violation of any provision of ERISA. No "reportable event," as defined in Section 4043 of ERISA, has occurred and is continuing with respect to any Employee Benefit Plan. No "prohibited transaction," within the meaning of Section 406 of ERISA, has occurred with respect to any such Employee Benefit Plan, and no "accumulated funding deficiency" or "withdrawal liability" (both as defined in Section 302 of ERISA) exists with respect to any such Employee Benefit Plan. After the Closing, Buyer will not be required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any Employee Benefit Plan currently maintained by Seller or any of its ERISA Affiliates, other than those required by the collective bargaining agreement described on SCHEDULE 5.15.

               5.15.3 Other than as described on SCHEDULE 5.15, Seller is not a party to any collective bargaining agreements and Seller has not recognized or agreed to recognize and has no duty to bargain with any labor organization or collective bargaining unit. Other than as described on SCHEDULE 5.15, as of the date of this Agreement, there are not pending any unfair labor practice charges against Seller, any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by Seller; provided, however, that if any of the matters described in this sentence occur between the date of this Agreement and the Closing Date, they will not be considered Assumed Liabilities and Seller will indemnify Buyer with respect thereto in accordance with SECTION 11.2(A)(IV) of this Agreement. Other than as described on SCHEDULE 5.15, to Seller's Knowledge, its employees are not engaged in organizing activity with respect to any labor organization. Seller has no employment agreement, either written or oral, express or implied, that would require Buyer to employ any Person after the Closing Date.

         5.16  Systems Information.  SCHEDULE 5.16 sets forth a materially true
               -------------------
and accurate description of the following information relating to the Business as of the most recent monthly report generated by Seller in the ordinary course of business containing the information required to prepare such SCHEDULE (provided that such date is no earlier than two months prior to the date of this Agreement):

               (a) the approximate number of miles of plant included in the Assets;

               (b) the number of EBSs served by the Systems for each franchise;

               (c) the approximate number of single family homes and residential dwelling units passed by the Systems;

               (d) a description of basic and optional or tier services available from the Systems, the rates charged by Seller for each and the number of subscribers and subscriber equivalents receiving each optional or tier service;

               (e) the stations and signals carried by the Systems and the channel position of each such signal and station; and

               (f) the cities, towns, villages, townships, boroughs and counties served by the Systems.

          5.17 Bonds.  Except as set forth on SCHEDULE 5.17, as of the date of
               -----
this Agreement, there are no franchise, construction, fidelity, performance, or other bonds or letters of credit posted by Seller in connection with its operation or ownership of any of the Systems or Assets.

          5.18 Finders and Brokers.   Seller has not employed any financial
               -------------------
advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Buyer could be liable.

 SECTION 6.    REPRESENTATIONS AND WARRANTIES OF BUYER.

               To induce Seller to enter into this Agreement, Buyer represents and warrants to Seller, as of the date of this Agreement and as of the Closing, as follows:

               6.1  Organization and Qualification.  Buyer is a corporation duly
                    ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and use the assets owned, leased or used by it and to conduct its business as it is currently conducted. Buyer is duly qualified to do business and is in good standing under the laws of the State of Illinois, and of each jurisdiction in which the ownership, leasing or use of the assets owned, leased or used by it or the nature of Buyer's activities makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on Buyer or on the ability of Buyer to perform its obligations under this Agreement.

               6.2  Authority and Validity.  Buyer has all requisite corporate
                    ----------------------
power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which Buyer is a party. The execution and delivery by Buyer of, the performance by Buyer of its obligations under, and the consummation by Buyer of the transactions contemplated by, this Agreement and the Transaction Documents to which Buyer is a party have been duly and validly authorized by all necessary action by or on behalf of Buyer. This Agreement has been, and when executed and delivered by Buyer the Transaction Documents will be, duly and validly executed and delivered by Buyer and the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

          6.3  No Conflicts; Required Consents.  Except for the Required
               -------------------------------
Consents, the execution and delivery by Buyer, the performance of Buyer under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which Buyer is a party do not and will not (a) violate any provision of the charter or bylaws of Buyer, (b) violate any Legal Requirement, (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with any Governmental Authority or other Person or (d) (i) violate or result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of any Person or any combination thereof), (ii) permit or result in the termination, suspension, modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Buyer under, or (iv) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which Buyer is a party or by which Buyer or any of its assets is bound or affected, except for purposes of this clause (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on the validity, binding effect or enforceability of this Agreement or on the ability of Buyer to perform its obligations under this Agreement or the Transaction Documents to which it is a party.

          6.4  Finders and Brokers.   Buyer has not employed any financial
               -------------------
advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Seller could be liable.

          6.5  Legal Proceedings.  There are no claims, actions, suits,
               -----------------
proceedings or investigations pending or, to Buyer's Knowledge, threatened, by or before any Governmental Authority, or any arbitrator, by or against or affecting or relating to Buyer which, if adversely determined, would restrain or enjoin the consummation of the transactions contemplated by this Agreement or declare unlawful the transactions or events contemplated by this Agreement or cause any of such transactions to be rescinded.

 SECTION 7.    ADDITIONAL COVENANTS.

               7.1  Access to Premises and Records.  Between the date of this
                    ------------------------------
Agreement and the Closing Date, Seller will give Buyer and its counsel, accountants and other representatives full access during normal business hours upon reasonable notice to all the premises and books and records of the Business and to all the Assets and to the System personnel and will furnish to Buyer and such representatives all such documents, financial information, and other information regarding the Business and the Assets as Buyer from time to time reasonably may request; provided that no such investigation will affect or limit the scope of any of Seller's representations, warranties, covenants and indemnities in this Agreement or any Transaction Document or limit liability for any breach of any of the foregoing.

          7.2  Continuity and Maintenance of Operations; Financial Statements.
               --------------------------------------------------------------
Except as Buyer may otherwise consent in writing, between the date of this Agreement and the Closing (including between the 1031 Closing Date and the Closing Date, if applicable):

               7.2.1 Seller will conduct the Business and operate the Systems only in the usual, regular and ordinary course consistent with past practices and in material compliance with the 1998 operating and capital budgets for the Systems, true and complete copies of which have been provided by Seller to Buyer (including making budgeted capital expenditures, completing line extensions consistent with prudent business practices, and fulfilling installation requests), and will use commercially reasonable efforts to (a) preserve its current business intact, including preserving existing relationships with franchising authorities, suppliers, customers and others having business dealings with Seller relating to the Business unless Buyer requests otherwise,
(b) keep available the services of its employees and agents providing services in connection with the Business and (c) continue making marketing, advertising and promotional expenditures with respect to the Business consistent with past practices.

               7.2.2 Seller will maintain the Assets in good repair, order and condition (ordinary wear and tear excepted), will maintain equipment and inventory at historical levels consistent with past practices (and will have at least a 30-day supply of inventory on hand for each System at Closing), will maintain in full force and effect policies of insurance with respect to the Business in such amounts and with respect to such risks as customarily maintained by operators of cable television systems of the size and geographic location as the Systems and will maintain its books, records and accounts in the usual, regular and ordinary manner on a basis consistent with past practices. Seller will not itself, and will not permit any of its partners, officers, directors, shareholders, agents or employees to, pay any of Seller's subscriber accounts receivable (other than for their own residences) prior to the Closing Date. Seller will continue to implement its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement.

               7.2.3 Without the prior approval of Buyer, Seller will not (a) change the rate charged for Basic Service, Expanded Basic Service or Pay TV or add, delete, retier or repackage any programming services except to the extent required under the 1992 Cable Act or any other Legal Requirement, provided however if Seller changes such rates in order to so comply, Seller will provide Buyer with copies of any FCC forms (even if not filed with any Governmental Authority) that Seller used to determine that the new rates were allowable, (b) make any Cost of Service Election with respect to any of the Systems other than those Cost of Service Elections described on SCHEDULE 5.9, (c) sell, transfer or assign any portion of the Assets other than sales in the ordinary course of business or permit the creation of any Encumbrance on any Asset other than a Permitted Encumbrance or any

Encumbrance which will be released at or prior to Closing, (d) modify in any material respect, terminate, suspend or abrogate any Governmental Permits, Seller Contracts or any other contract or agreement (other than those constituting Excluded Assets), (e) enter into any contract or commitment or incur any indebtedness or other liability or obligation of any kind relating to any System or the Business involving an expenditure in excess of $50,000 under any single contract or commitment, or $100,000 in the aggregate under all such contracts and commitments (other than any leases for real property which shall not be entered into without Buyer's consent regardless of the monetary commitment involved), other than contracts or commitments which are cancellable on 30 days' notice or less without penalty, (f) take or omit to take any action that would result in any of its representations or warranties in this Agreement or in any Transaction Document not being true and correct when made or as of the Closing, (g) engage in any marketing, subscriber installation or collection practices that are inconsistent with past practices other than marketing and/or installation practices which are reasonably necessary to match offers being made by any competitor of the Systems, or (h) enter into any agreement with or commitment to any competitive access providers with respect to the Systems.

               7.2.4 Seller promptly will deliver to Buyer true and complete copies of monthly and quarterly financial statements and operating reports and any reports with respect to the operations of the Business prepared by or for Seller at any time between the date of this Agreement and the Closing Date. All financial statements so delivered will be prepared in accordance with GAAP on a basis consistent with the Financial Statements.

               7.2.5 Seller will give or cause to be given to Buyer as soon as reasonably possible but in any event no later than 5 Business Days prior to the date of submission to the appropriate Governmental Authority, copies of all Rate Regulation Documents prepared with respect to any of the Systems, and Seller will make a good faith effort to address any specific concerns raised by Buyer with respect to such documents.

               7.2.6 Seller will duly and timely file a valid notice of renewal under Section 626 of the Cable Communications Policy Act of 1984 with the appropriate Governmental Authority with respect to all cable television franchises of the Business that will expire within 36 months after any date between the date of this Agreement and the Closing Date.

               7.2.7 Seller will promptly notify Buyer of any fact, circumstance, event or action by it or otherwise (a) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement or (b) the existence, occurrence or taking of which would result in any of Seller's representations and warranties in this Agreement or any Transaction Document not being true, complete and correct when made or at the Closing, and, with respect to clause (b) use its best efforts to remedy the same.

           7.3 Employee Matters.
               ----------------

               7.3.1 Buyer will have no obligation to employ or offer employment to any of the employees of Seller. As of the Closing Date, Seller will terminate the employment of all its employees who were employed incidental to the conduct of the Business whose employment will not continue with Seller after the Closing and will promptly pay to all such employees all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, pensions, profit sharing, vacation (except for accrued vacation included in the adjustments pursuant to SECTION 3.2), sick pay and other compensation or benefits to which they are entitled for periods prior to the Closing, including all amounts, if any, payable on account of the termination of their employment. Seller agrees to cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview employees of the Business to make hiring decisions. Such cooperation will include allowing Buyer to contact employees during work time and, with the consent of the employee, making personnel records available. Buyer will give Seller written notice on or before 60 days after the date of this Agreement of the names of all employees of the System to whom Buyer desires to offer employment on and after the Closing Date (subject to satisfaction of Buyer's conditions for employment). Seller will not, without the prior written consent of Buyer, change the compensation or benefits of any employees of the Business except in accordance with past practice.

               7.3.2 All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of Seller or arising under any Legal Requirement affecting employees of Seller incurred on or before the Closing Date or resulting or arising from events or occurrences occurring or commencing on or before the Closing Date will remain the responsibility of Seller, whether or not such employees are hired by Buyer after the Closing.

               7.3.3 Seller will remain solely responsible for, and will indemnify and hold harmless Buyer from and against all Losses arising from or with respect to, all salaries and all severance, vacation (except for accrued vacation included in the adjustments pursuant to SECTION 3.2), medical, sick, holiday, continuation coverage and other compensation or benefits to which Seller's employees (whether or not hired by Buyer) may be entitled as a result of their employment by Seller prior to the Closing, the termination of their employment prior to the Closing, the consummation of the transactions contemplated hereby or pursuant to any applicable Legal Requirement (including
WARN) or otherwise relating to their employment prior to the Closing.

               7.3.4 Nothing in this Agreement will require Buyer to assume any collective bargaining agreement between Seller and any labor organization other than the collective bargaining agreements described on SCHEDULE 5.15.

          7.4  Leased Vehicles; Other Capital Leases.  Seller will pay the
               -------------------------------------
remaining balances on any leases for vehicles or capital leases included in the Equipment and will deliver title to such vehicles and other Equipment free and clear of all Encumbrances (other than Permitted Encumbrances) to Buyer at the Closing.

           7.5 Required Consents; Estoppel Certificates.
               ----------------------------------------

               7.5.1 Seller will use commercially reasonable efforts to obtain in writing, as promptly as possible and at its expense, all the Required Consents and any other consent, authorization or approval required to be obtained by Seller in connection with the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Buyer and deliver to Buyer copies of such Required Consents and such other consents, authorizations or approvals promptly after they are obtained by Seller. Such Required Consents will be proposed in a form that provides confirmation from the third party of the continued existence of and the absence of defaults under the applicable Seller Contract or Governmental Permit. Buyer will cooperate with Seller to obtain all Required Consents, but Buyer will not be required to accept or agree or accede to any modifications or amendments to, or changes in, or the imposition of any condition to the transfer to Buyer of (in each case other than inconsequential matters with no adverse effect on Buyer), any Seller Contract or Governmental Permit that are not acceptable to Buyer in its sole discretion. As soon as practicable after the execution of this Agreement, but in any event no later than 30 days after such execution, the parties will deliver to the appropriate Governmental Authority requests for the necessary consents to transfer the Governmental Permits, and will complete, execute and deliver to the appropriate Governmental Authority, the FCC Forms 394 prepared by Buyer with respect to each Governmental Permit. Seller acknowledges that such requests for consent and FCC Forms 394 may contain, if necessary under the terms of the applicable Governmental Permit and if requested by Buyer, a request for consent from the applicable Governmental Authority with respect to the merger of AT&T Corp. and Buyer's parent corporation, Tele-Communications, Inc. (the "TCI/AT&T Transaction"). In the alternative, Buyer may file a request for consent and FCC Form 394 for the TCI/AT&T Transaction with applicable Governmental Authorities subsequent to such filing with respect to the transactions contemplated by this Agreement but prior to the Closing with the consent of Seller, which consent will not be unreasonably withheld.

               7.5.2 Seller will use commercially reasonable efforts to obtain for each lease that has not been recorded in the public records, execution of a document suitable for recording in the public records and sufficient after recording to constitute a memorandum of lease.

           7.6 Renewal or Extension of Franchises.
               ----------------------------------

               7.6.1 Promptly after the execution of this Agreement, Seller shall use commercially reasonable efforts, and Buyer shall cooperate with and assist Seller in all reasonable respects (including attendance at meetings and hearings before local franchising authorities and filing and signing any and all applications, statements or documents required and reasonably satisfactory to Buyer), to have cable television franchises covering at least 85% of the EBSs of the Systems (determined based on the number of EBSs served by each franchise as set forth on SCHEDULE 5.16) extended or renewed so that they expire no earlier than March 31, 2001, on terms and conditions reasonably satisfactory to Buyer and Seller, which terms and conditions shall be evaluated by Buyer and Seller in the context of extensions or renewals of similarly situated franchises in the greater Chicago metropolitan area that have been extended or renewed (or granted) for a comparable period of time or duration. Seller will bear all costs required to remedy any item of noncompliance with the terms of any franchise or to meet any current obligation under the terms of any franchise in connection with obtaining any such extension or renewal. Buyer will bear all costs associated with commitments made for capital expenditures to be made after the Closing Date related to obtaining any such extension or renewal. All other costs and expenses associated with obtaining any such extension or renewal will be paid one-half by Seller and one-half by Buyer.

               7.6.2 Seller shall keep Buyer informed of all meetings and hearings with local franchising authorities relating to the extensions and/or renewals of franchises, and Seller acknowledges and agrees that Buyer shall have the right to participate in any such meetings or hearings and Buyer agrees that its representatives will attend any such meetings or hearings upon the request with reasonable advance notice of the relevant local franchising authority or Seller.

           7.7 Title Commitments and Surveys.
               -----------------------------

               7.7.1 After the execution of this Agreement, Buyer will order at Seller's expense (a) commitments for owner's title insurance policies on all Real Property owned by Seller and (b) an ALTA survey (including such items on Table A of the Minimum Standard Detail Requirements and Classifications thereto that Buyer in its reasonable judgment determines are desirable or necessary) on each parcel of Real Property for which a title insurance policy is to be obtained. The title commitments will evidence a commitment to issue an ALTA title insurance policy insuring good, marketable and indefeasible fee simple title to each parcel of such Real Property, subject only to Permitted Encumbrances, for such amount as Buyer directs and will contain no exceptions except for items which in Buyer's reasonable opinion do not adversely affect (other than in an immaterial way as to any individual parcel) the good, marketable and indefeasible title to or Buyer's access or quiet use or enjoyment of such Real Property in the manner the Real Property is presently used or in the normal conduct of the Business. At the Closing, Seller will cause Buyer to receive, at Seller's expense, title commitments redated to the date and time of Closing. In the event Seller has not eliminated or caused to be eliminated all unacceptable exceptions from such policies or commitments prior to Closing, and Buyer elects to proceed with the Closing, Buyer will be entitled to indemnification with respect to such exceptions as provided in SECTION 11.2.

               7.7.2 Title insurance policies on all Real Property owned by Seller in such amounts as Buyer directs will be delivered to Buyer at Seller's expense within 30 days after the Closing Date evidencing title to the Real Property vested in Buyer consistent with the commitments delivered at the Closing pursuant to SECTION 7.7.1.

          7.8  HSR Notification.  As soon as practicable after the execution of
               ----------------
this Agreement, but in any event no later than 30 days after such execution, Seller and Buyer will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and each such filing will request early termination of the waiting period imposed by the HSR Act. The parties will use their reasonable best efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties will use their respective reasonable best efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Notwithstanding the foregoing, Buyer will not be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of Buyer or any of its Affiliates, if Buyer determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of Buyer or any of its Affiliates having significant assets, net worth, or revenue. Notwithstanding anything to the contrary in this Agreement, if Buyer or Seller, in its sole opinion, considers a request from a governmental agency for additional data and information in connection with the HSR Act to be unduly burdensome, such party may terminate this Agreement by giving written notice to the other. Within 10 days after receipt of a statement therefor, Seller will reimburse Buyer for one-half of the filing fees payable by Buyer in connection with Buyer's filing under the HSR Act.

          7.9  No Shopping.  None of Seller, its partners or any agent or
               -----------
representative of any of them will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement, directly or indirectly (a) solicit or initiate the submission of proposals or offers from any Person for, (b) participate in any discussions pertaining to or (c) furnish any information to any Person other than Buyer relating to, any direct or indirect acquisition or purchase of all or any portion of the Assets.

          7.10 Lien and Judgment Searches.  Not more than 20 nor fewer than 10
               --------------------------
days prior to the expected Closing Date, Seller, at its expense, will provide Buyer with (a) the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exist tangible Assets, and in the state and county where Seller's principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company and (b) the results of a search of the dockets of the clerk of each federal and state court sitting in the city, county or other applicable political subdivision where the principal office or any material assets of Seller may be located, with respect to judgments, orders, writs or decrees against or affecting Seller or any of the Assets.

          7.11 Transfer Taxes.  Any state sales Taxes imposed by any
               --------------
Governmental Authority arising from or payable by reason of the transfer of any of the Assets pursuant to this Agreement will be paid by Seller. Any Taxes (other than state sales Taxes) or any fees or other charge (including filing fees) imposed by any Governmental Authority arising from or payable by reason of the transfer of any of the Assets pursuant to this Agreement will be paid one-half by Buyer (but in no event will Buyer's share exceed $250,000), with the balance to be paid by Seller.

          7.12 Distant Broadcast Signals.  Unless otherwise restricted or
               -------------------------
prohibited by any Governmental Authority or applicable Legal Requirement, if requested by Buyer, Seller will delete prior to the Closing Date any distant broadcast signals which Buyer determines will result in unacceptable liability on the part of Buyer for copyright payments with respect to continued carriage of such signals after the Closing.

          7.13 Guaranty.  At the Closing, Seller will cause Intercable to sign
               --------
and deliver to Buyer, a Guaranty in the form of EXHIBIT D.

          7.14 Letter to Programmers.  On or before the Closing Date, Seller
               ---------------------
will transmit a letter in the form of EXHIBIT E to all programmers from which Seller purchases programming for the Systems and provide Buyer with a copy of each such letter.

          7.15 Updated Schedules.  Not later than ten Business Days prior to the
               -----------------
expected Closing Date, Seller will deliver to Buyer revised copies of all Schedules to this Agreement which will have been updated and marked to show any changes occurring between the date of this Agreement and the date of delivery; provided, however, that for purposes of Seller's representations and warranties and covenants in this Agreement, all references to the Schedules will mean the version of the Schedules attached to this Agreement on the date of signing, except to the extent that the Schedules have been revised to reflect actions permitted or required to be taken under this Agreement between the date hereof and the Closing Date, and provided further that if the effect of any such updates to Schedules is to disclose any one or more additional properties, privileges, rights, interests or claims as Assets, Buyer, at or before Closing, will have the right (to be exercised by written notice to Seller) to cause any one or more of such items to be designated as and deemed to constitute Excluded Assets for all purposes under this Agreement, except to the extent that the addition of such item by Seller was in compliance with SECTION 7.2.3(D) or (E) or SECTION 7.6.

          7.16 Use of Names and Logos.  For a period of 90 days after the
               ----------------------
Closing Date, Buyer will be entitled to use all trademarks, trade names, service marks, service names, logos and similar proprietary rights of Seller and all derivations and abbreviations of such name and related marks to the extent incorporated in or on the Assets transferred to it at the Closing. Notwithstanding the foregoing, Buyer will not be required to remove or discontinue using any such trade name or mark that is affixed to converters or other items in or to be used in subscriber homes or properties, or as are used in a similar fashion making such removal or discontinuation impracticable for Buyer.

          7.17 Subscriber Billing Services.  Seller will provide to Buyer
               ---------------------------
on terms and conditions reasonably satisfactory to each party, access to and the right to use its billing system computers, software and related fixed assets in connection with the Systems acquired by Buyer for a period of up to 120 days following the later of the Closing or termination of the Services Agreement to allow for conversion of existing billing arrangements; provided however that Buyer will not be required to pay Seller more than Seller's actual cost of providing such service.

          7.18 Satisfaction of Conditions.  Each party will use its best efforts
               --------------------------
to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in SECTION 8, provided that Buyer will not be required to agree to any increase in the amount payable with respect to, or any modification that makes more burdensome in any material respect, any of the Assumed Liabilities. In connection with satisfying the condition set forth in SECTION 8.1.3, as soon as practicable after the execution of this Agreement, but in any event no later than 60 days after such execution or such later date as Buyer may agree upon request of Seller, Seller will prepare and file with the Securities and Exchange Commission all forms and documents required with respect to obtaining the necessary approval of the limited partners of Seller to the transactions contemplated by this Agreement.

          7.19 Confidentiality and Publicity.  Neither party will issue any
               -----------------------------
press release or make any other public announcement or any oral or written statements to Seller's employees concerning this Agreement or the transactions contemplated hereby except as required by applicable Legal Requirements, without the prior written consent of the other party. Each party will hold, and will cause its employees, consultants, advisors and agents to hold the terms of this Agreement in confidence; provided that (a) such party may use and disclose such information once it has become publicly disclosed (other than by such party in breach of its obligations under this Section) or which rightfully has come into the possession of such party (other than from the other party) and (b) to the extent that such party may be compelled by Legal Requirements to disclose any of such information, but the party proposing to disclose such information will first notify and consult with the other party concerning the proposed disclosure, to the extent reasonably feasible. Each party also may disclose such information to employees, consultants, advisors, agents and actual or potential lenders whose knowledge is necessary to facilitate the consummation of the transactions contemplated by this Agreement. The obligation by either party to hold information in confidence pursuant to this Section will be satisfied if such party exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information.

          7.20 Bulk Transfers.  Buyer waives compliance by Seller with Legal
               --------------
Requirements relating to bulk transfers applicable to the transactions contemplated hereby.

          7.21 Environmental Reports.  Within 60 days after the execution of
               ---------------------
this Agreement, Seller will, at its expense, obtain and deliver to Buyer for each parcel of Real Property owned by Seller, and if reasonably requested by Buyer within 30 days after the execution of this Agreement for any specific parcel of Real Property leased by Seller, a current Phase I Environmental Site Assessment

("Environmental Report") prepared by a nationally known environmental engineering firm reasonably satisfactory to Buyer in accordance with ASTM Standard E 1527-93 and certified to Buyer. If the Environmental Reports show that soil and/or groundwater sampling is merited, the engineering firm will conduct such soil and groundwater sampling and other testing as will enable the environmental engineers to determine if Hazardous Substances are detected and to provide an estimate of the cost to remove and dispose of the Hazardous Substances or otherwise remediate the property in accordance with all applicable Environmental Laws.

          7.22 Section 1031.  The parties shall cooperate with each other in
               ------------
order that the transactions contemplated under this Agreement may be accomplished as part of a deferred exchange (the "1031 Transaction") pursuant to
Section 1031 of the Code and applicable Treasury Regulations and to execute such agreements and other documents as may be necessary to complete and otherwise effectuate a tax-deferred exchange; provided, however, that Seller shall not be obligated to incur any costs, expenses or other liabilities in cooperating with Buyer hereunder. Buyer shall be permitted to assign any or all of its rights and obligations under this Agreement to a qualified intermediary without Seller's consent for purposes of qualifying the transactions hereunder as a tax-deferred exchange; provided, however, that the fees of such qualified intermediary shall be paid by Buyer; and provided further, however, that nothing in this Section shall be deemed to relieve Buyer of any of its obligations under this Agreement, including its obligations to close the transactions contemplated by this Agreement if the exchange described herein has not occurred within nine months after the date of this Agreement and the conditions to Closing described in SECTIONS 8.1 and 8.2 have been met or waived, subject to the rights of either party to terminate the Agreement pursuant to SECTION 10.1.3.

          7.23 MDU Agreements.  If requested by Buyer within 120 days after the
               --------------
execution of this Agreement or within 90 days after Seller notifies Buyer in writing that Seller has begun to provide service to an MDU (as defined below) pursuant to an oral agreement between the date of execution of this Agreement and the Closing Date, Seller will use its reasonable efforts to obtain prior to Closing a fully executed written agreement in a form reasonably satisfactory to Buyer authorizing Buyer to provide service to any multiple dwelling complex or trailer park ("MDU") with more than 250 units if Seller provides service to such MDU on the date of this Agreement, or begins to provide service to such MDU between the date of this Agreement and the Closing, pursuant to an oral agreement.

          7.24 Services Agreement.  If the consummation of any one or more of
               ------------------
the Related Transactions does not occur simultaneously with the consummation of the transactions contemplated by this Agreement, at or prior to Closing Buyer and Seller will enter into a Services Agreement (the "Services Agreement") containing terms and conditions reasonably satisfactory to Buyer and Seller pursuant to which (a) Seller will continue to provide services to Buyer, at Seller's cost (including reasonable overhead), which will enable Buyer to operate the Systems as they had been operated prior to the Closing, and (b) Buyer will provide services to Seller, at Buyer's cost (including reasonable overhead), which will enable Seller to operate the cable television systems to be sold in the Related Transactions as they had been operated prior to the Closing. Such services will be provided until the earlier of (i) the consummation of all of the Related Transactions or (ii) the receipt by the party providing such services of notice from the other party that it no longer desires to have such services provided. Buyer and Seller agree to negotiate in good faith to finalize the Services Agreement.

          7.25 Year 2000 Matters.
               -----------------

               7.25.1  Certain Defined Terms.  For purposes of this Section
                       ---------------------
7.25, the following terms shall have the following meanings:

                       (a) "Computer and Other Systems" means any level of hardware or software, equipment and cable plant, or building and other facilities used in connection with the Assets or the Business which are date dependent or which process date data, including any microcode, firmware, application programs, user interfaces, files and databases, and which might be adversely affected by the advent or changeover to the Year 2000 or to the advent or changeover to any leap year.

                       (b) "Year 2000 Ready" or "Year 2000 Readiness" means that the referenced component, system, software, equipment or other item (for purposes of this definition, the "Computer System") is designed to be used prior to, during and after the calendar year 2000 A.D., and that such Computer System will operate at all levels, including microcode, firmware, application programs, user interfaces, files and databases, during each such time period without error or interruption relating to, or the product of, date data which represents or references different centuries or more than one century or leap year.

                       (c) "Year 2000 Remediation Program" means an enterprise wide program to make Year 2000 Ready all material components, systems, software, equipment, facilities and other items related to the subject entity's business. Such Year 2000 Remediation Program must be conducted by persons deemed by Intercable to have experience relevant to issues related to Year 2000 Readiness and such persons must have organized an enterprise wide program which reports to executive level management of Intercable.

               7.25.2  Year 2000 Readiness Efforts.  Prior to the Closing Date,
                       ---------------------------
Intercable shall establish and maintain a Year 2000 Remediation Program. Pursuant to such Year 2000 Remediation Program, all material Computer and Other Systems will be evaluated, remediated and tested on the same general basis, and on the same general work plan and timetable, as the other material computer systems, facilities and equipment of Intercable and its affiliated entities. After the Closing Date through June 30, 2000, Intercable will use commercially reasonable efforts to provide Buyer with any non-confidential information possessed by Intercable and reasonably requested by Buyer regarding the Year 2000 Readiness of any material component of the Computer and Other Systems. The parties acknowledge that nothing contained in this Section 7.25 shall constitute any representation, guarantee or warranty that the Computer and Other Systems will be Year 2000 Ready at the Closing Date or thereafter.

 SECTION 8.    CONDITIONS PRECEDENT.

               8.1  Conditions to the Obligations of Buyer and Seller.  The
                    -------------------------------------------------
obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of the following, which may be waived by the parties to the extent permitted by applicable Legal Requirements:

                    8.1.1 HSR Act Filings.  All filings required under the HSR
                          ---------------
Act have been made and the applicable waiting period has expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

                    8.1.2 Absence of Litigation.  No action, suit or proceeding
                          ---------------------
is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (a) prohibit Buyer's ownership or operation of all or a material portion of any System, the Business or the Assets, (b) compel Buyer to dispose of or hold separate all or a material portion of any System, the Business or the Assets as a result of any of the transactions contemplated by this Agreement, (c) if determined adversely to Buyer's interest, materially impair the ability of Buyer to realize the benefits of the transactions contemplated by this Agreement (excluding the ability to acquire the Systems pursuant to a like-kind exchange under Section 1031 of the Code) or have a material adverse effect on the right of Buyer to exercise full rights of ownership of the Systems or (d) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

                    8.1.3 Limited Partners' Approval.  The approval of the
                          --------------------------
limited partners of Seller of the consummation of the transactions contemplated by this Agreement shall have been received.

               8.2  Conditions to the Obligations of Buyer.  The obligations of
                    --------------------------------------
Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions, which may be waived by Buyer to the extent permitted by applicable Legal
Requirements:

                    8.2.1 Representations and Warranties.  All representations
                          ------------------------------
and warranties of Seller in this Agreement and any Transaction Document are, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, are true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                    8.2.2 Performance of Agreements.  Seller has performed in
                          -------------------------
all material respects all obligations and agreements and complied in all material respects with all covenants and conditions in this Agreement and any Transaction Document to be performed or complied with by Seller at or before the Closing.

                    8.2.3 Deliveries.  Seller has delivered the items and
                          ----------
documents required to be delivered by it pursuant to this Agreement, including those required under SECTION 9.2.

                    8.2.4 Consents.  Seller has delivered to Buyer evidence, in
                          --------
form and substance satisfactory to Buyer, that all of the Required Consents marked with an asterisk on SCHEDULE 5.3 have been obtained or given (or deemed to have been given) and are in full force and effect.

                    8.2.5 Environmental Matters.  The Environmental Reports
                          ---------------------
delivered to Buyer pursuant to SECTION 7.21 and any other environmental audits or assessments conducted with respect to the Assets do not indicate the existence of any conditions that could reasonably be expected to give rise to a material risk of liability, and Buyer is satisfied in its reasonable judgment, by appropriate indemnification or otherwise, that Buyer will have no liability with respect to any environmental matters related to the property located at 1101 West Roosevelt Road, Wheaton, Illinois.

                    8.2.6 No Material Adverse Change.  There has not been any
                          --------------------------
material adverse change in the Business, the Assets or the Systems since the date of this Agreement other than any material adverse change caused by or arising from other multiple channel distribution services or any material adverse change affecting the United States cable television industry as a whole, including any change arising from (a) legislation, litigation, rulemaking or regulation or (b) competition.

                    8.2.7 EBS.  As of the Closing Date, the Business has no
                          ---
fewer than 53,500 EBSs (the "EBS Condition").

                    8.2.8 Franchises.  Cable television franchises covering at
                          ----------
least 85% of the EBSs of the Systems, determined based on the number of EBSs for each franchise as set forth on SCHEDULE 5.16, shall have a term expiring no earlier than March 31, 2001. To the extent that Seller must obtain an extension or renewal of any cable television franchise to meet the condition described in this SECTION 8.2.8, any such extensions or renewals shall be on terms and conditions reasonably satisfactory to Buyer and Seller evaluated in the context of extensions or renewals of similarly situated franchises in the greater Chicago metropolitan area that have been extended or renewed (or granted) for a comparable period of time or duration, and Seller and Buyer will allocate the costs associated with obtaining such extensions or renewals between Seller and Buyer as described in SECTION 7.6.1.

                    8.2.9 1031 Exchange.  The closing of Buyer's sale of certain
                          -------------
systems in a separate transaction to permit Buyer to accomplish the 1031 Transaction shall have occurred (the "1031 Condition"); provided, however, if the 1031 Condition shall not have occurred on or before the date that is nine months after the date of this Agreement (the "1031 Closing Date"), the 1031 Condition shall no longer be a condition to the obligations of Buyer to consummate the transactions hereunder.

               8.3  Conditions to Obligations of Seller.  The obligations of
                    -----------------------------------
Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction by Seller at or before the Closing, of the following, which may be waived by Seller, to the extent permitted by applicable Legal
Requirements:

                    8.3.1 Representations and Warranties.  All representations
                          ------------------------------
and warranties of Buyer contained in this Agreement and any Transaction Document are, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, are true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                    8.3.2 Performance of Agreements.  Buyer has performed in all
                          -------------------------
material respects all obligations and agreements, and complied in all material respects with all covenants and conditions in this Agreement and any Transaction Document to be performed or complied with by Buyer at or before the Closing.

                    8.3.3 Deliveries.  Buyer has delivered the items and
                          ----------
documents required to be delivered by it pursuant to this Agreement, including those required under SECTION 9.3.

                    8.3.4 EBS.  As of the Closing Date, either (a) the Business
                          ---
has no fewer than 53,500 EBSs or (b) Buyer has waived its right to an adjustment pursuant to SECTION 3.2.1 except to the extent of the adjustment applicable if the number of EBSs were 53,500.

               8.4  Waiver of Conditions.  Any party may waive in writing any or
                    --------------------
all of the conditions to its obligations under this Agreement.

 SECTION 9.    CLOSING.

               9.1  The Closing; Time and Place.  The Closing will be held on a
                    ---------------------------
date specified by Buyer (upon three Business Days prior notice to Seller) that is within 15 days after all conditions to the Closing contained in this Agreement (other than those based on acts to be performed at the Closing) have been satisfied or waived; provided, however, that if the 1031 Condition is eliminated as provided in SECTION 8.2.9, the Closing will be held on a date specified by Buyer (upon three Business Days prior notice to Seller) after all conditions to Closing contained in this Agreement (other than those based on acts to be performed at the Closing) have been satisfied or waived and within three months after the date of elimination of the 1031 Condition as provided in SECTION 8.2.9, and provided further that if all conditions to Buyer's obligations to Closing (other than the 1031 Condition) have been satisfied or waived by Buyer on or before the 1031 Closing Date, but Buyer elects to specify a date after the 1031 Closing Date as the Closing Date as provided in the preceding provisions of this SECTION 9.1, then for purposes of determining the satisfaction of the EBS Condition and calculating the EBS Shortfall Adjustment, the number of EBSs of the Systems shall be determined as of the 1031 Closing Date regardless of the actual date of Closing. The Closing will be held at 10:00 a.m. local time at Buyer's counsel's office located at 633 Seventeenth Street, Suite 3000, Denver, Colorado 80202, or at such place and time as Buyer and Seller may agree.

          9.2  Seller's Delivery Obligations.  At the Closing, Seller will
               -----------------------------
deliver (or cause to be delivered) to Buyer the following:

               (a) a Bill of Sale in the form attached as EXHIBIT A;

               (b) a special warranty deed in a form reasonably acceptable to Buyer (and complying with applicable state laws) with respect to each parcel of owned Real Property, duly executed and acknowledged and in recordable form, warranting to defend title to such Real Property against all persons claiming by, through or under Seller, subject only to Permitted Encumbrances, and in form sufficient to permit the title company to issue the title policy described in
SECTION 7.7.1 to Buyer with respect to such Real Property;

               (c) an Assignment and Assumption of Contracts in the form attached as EXHIBIT B;

               (d) one or more Assignments of Leases in the form attached as EXHIBIT C and, if requested by Buyer, short forms or memoranda of such Assignments in recordable form;

               (e) any memorandum of lease obtained by Seller pursuant to
SECTION 7.5.2;

               (f) a Guaranty signed by Intercable in the form attached as EXHIBIT D;

               (g) an affidavit of Seller, under penalty of perjury, that Seller is not a "foreign person" (as defined in the Foreign Investment in Real Property Tax Act and applicable regulations) and that Buyer is not required to withhold any portion of the consideration payable under this Agreement under the provisions of such Act in the form attached as EXHIBIT F;

               (h) motor vehicle title certificates and such other transfer instruments as Buyer may deem necessary or advisable to transfer the Assets to Buyer and to perfect Buyer's rights in the Assets;

               (i) the opinion of Elizabeth Steele, Esq., counsel for Seller, dated the Closing Date, in the form set forth in EXHIBIT G;

               (j) evidence satisfactory to Buyer that all Encumbrances affecting any of the Assets (other than Permitted Encumbrances) have been terminated and released;

               (k) the title insurance commitments described in SECTION 7.7.1;

               (l) a certificate, dated the Closing Date, signed by the President or any Vice President of JSCC, stating that to his or her knowledge, the conditions set forth in SECTIONS 8.2.1, 8.2.2 and 8.2.7 are satisfied;

               (m) the Escrow Agreement in the form attached as EXHIBIT I;

               (n) if required pursuant to SECTION 7.24, the Services Agreement; and

               (o) such other documents as Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

          9.3  Buyer's Delivery Obligations.  At the Closing, Buyer will deliver
               ----------------------------
(or cause to be delivered) to Seller the following:

               (a) the portion of the Base Purchase Price required to be paid to Seller at the Closing as provided in SECTION 3.1.1, as adjusted in accordance with this Agreement, and the portion of the Base Purchase Price required to be delivered to the Escrow Agent at the Closing as provided in SECTION 3.1.2;

               (b) a Bill of Sale in the form attached as EXHIBIT A;

               (c) an Assignment and Assumption of Contracts in the form attached as EXHIBIT B;

               (d) a certificate, dated the Closing Date, signed by an executive officer of Buyer, stating that to his or her knowledge, the conditions set forth in SECTIONS 8.3.1 and 8.3.2, are satisfied;

               (e) an opinion of Mary S. Willis, Esq., counsel to Buyer, dated the Closing Date, in the form set forth in EXHIBIT H;

               (f) the Escrow Agreement in the form attached as EXHIBIT I;

               (g) if required pursuant to SECTION 7.24, the Services Agreement; and

               (h) such other documents as Seller may reasonably request in connection with the transactions contemplated by this Agreement.

 SECTION 10.   TERMINATION.

               10.1  Termination Events.  This Agreement may be terminated and
                     ------------------
the transactions contemplated by this Agreement may be abandoned:

                     10.1.1 At any time by the mutual written agreement of Buyer and Seller;

                     10.1.2 By either party at any time, if the other is in material breach or default of any of its covenants, agreements or other obligations in this Agreement or in any Transaction Document, or if any of its representations in this Agreement or in any Transaction Document is not true in all material respects when made or when otherwise required by this Agreement or any Transaction Document to be true and such breach or default or failure to be true is not cured or waived prior to Closing;

                     10.1.3 By either party upon written notice to the other, if Closing has not occurred on or before one year from the date of this Agreement for any reason other than a material breach or default by such party of its respective covenants, agreements or other obligations under this Agreement, or any of its representations in this Agreement not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects;

                     10.1.4 By Seller, within 45 days after the date hereof (the "Approval Deadline"), if the approval of Growth Partners, Inc., the Associate General Partner of Seller, has not been obtained (for any reason) on or before such date; or

                     10.1.5 As otherwise provided in this Agreement.

               10.2  Effect of Termination.  If this Agreement is terminated
                     ---------------------
pursuant to SECTION 10.1, all obligations of the parties under this Agreement will terminate, except for the obligations set forth in SECTIONS 7.19 and 12.16. Termination of this Agreement pursuant to SECTIONS 10.1.2 OR 10.1.3 will not limit or impair any remedies that any party may have with respect to a breach or default by the other of its covenants, agreements or obligations under this Agreement. Seller will have no liability in any event upon exercise of its right to terminate this Agreement pursuant to SECTION 10.1.4.

 SECTION 11.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

               11.1  Survival of Representations and Warranties.  The
                     ------------------------------------------
representations and warranties of the parties in this Agreement and in the Transaction Documents will survive until

November 15, 1999 if the Closing occurs on or before February 15, 1999, or until the first anniversary of the Closing Date if the Closing occurs after February 15, 1999, except that (a) all such representations and warranties of Seller with respect to any federal, state or local Taxes, rates, Environmental Law, ERISA, employment matters or copyright matters will survive until 60 days after the expiration of the applicable statute of limitations (including any extensions) for such federal, state or local Taxes, rates, Environmental Law, ERISA, employment matters or copyright matters, respectively and (b) the representations and warranties of Seller as to ownership of the Assets in
SECTION 5.4, SECTION 5.7.1 and in the deed or deeds delivered with respect to Real Property will survive the Closing and the delivery of such deeds and will continue in full force and effect without limitation. The periods of survival of the representations and warranties prescribed by this SECTION 11.1 are referred to as the "Survival Period." The liabilities of the parties under their respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by a party in a written notice to the other party before such expiration or about which such party has given the other party written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The covenants and agreements of the parties in this Agreement (that are by their terms intended to be performed after Closing) and in the Transaction Documents to be delivered by Seller or Buyer pursuant to this Agreement, will survive the Closing and will continue in full force and effect without limitation.

          11.2  Indemnification by Seller.  Seller will indemnify and hold
                -------------------------
harmless Buyer and its shareholders and its and their respective Affiliates, and their shareholders, directors, officers, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against:

                (a) all Losses resulting from or arising out of (i) any breach of any representation or warranty made by Seller in this Agreement or in the Transactions Documents delivered by Seller, (ii) any breach of any covenant, agreement or obligation of Seller contained in this Agreement or in the Transaction Documents delivered by Seller, (iii) any act or omission of Seller with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Date, without regard to whether a claim with respect to such matter is asserted before or after the Closing Date, including any matter described on SCHEDULE 5.13, (iv) any liability or obligation not included in the Assumed Liabilities, (v) any title defect Seller fails to eliminate as an exception from a title insurance commitment referred to in SECTION 7.7.1, (vi) any claim that the transactions contemplated by this Agreement violates WARN, or any similar state or local law or any bulk transfer or fraudulent conveyance laws of any jurisdiction, (vii) the presence, generation, removal or transportation of a Hazardous Substance on or from any of the Real Property prior to the Closing Date, including the costs of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing), or (viii) any rate refund ordered by any Governmental Authority for periods prior to the Closing Date; and

               (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

In the event that an indemnified item arises under both clause (a)(i) and under one or more of clauses (a)(ii) through (a)(viii) of this SECTION 11.2, Buyer's rights to pursue its claim under clauses (a)(ii) through (a)(viii), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a)(i).

          11.3 Indemnification by Buyer.  Buyer will indemnify and hold harmless
               ------------------------
Seller and Seller's partners and its and their respective Affiliates, and their shareholders, directors, officers, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against:

               (a) all Losses resulting from or arising out of (i) any breach of any representation or warranty made by Buyer in this Agreement or in the Transaction Documents delivered by Buyer, (ii) any breach of any covenant, agreement or obligation of Buyer contained in this Agreement or in the Transaction Documents delivered by Buyer or (iii) the failure by Buyer to perform any of its obligations in respect of the Assumed Liabilities; and

               (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

In the event that an indemnified item arises under both clause (a)(i) and under one or more of clauses (a)(ii) or (a)(iii) of this SECTION 11.3, Seller's rights to pursue its claim under clauses (a)(ii) or (a)(iii), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a)(i).

          11.4 Third Party Claims.  Promptly after the receipt by any party of
               ------------------
notice of any claim, action, suit or proceeding by any Person who is not a party to this Agreement (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such party (the "Indemnified Party") will give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (a) admits in writing to the Indemnified Party the Indemnifying

Party's liability to the Indemnified Party for such Action under the terms of this SECTION 11, (b) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (c) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action and (d) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other party will cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party will have been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this SECTION 11 will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this SECTION 11.4. No Indemnifying Party will settle or compromise any such Action (A) in which any relief other than the payment of money damages is sought against any Indemnified Party or (B) in the case of any Action relating to the Indemnified Party's liability for any Tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any Tax for any period beginning after the Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.

          11.5 Limitations on Indemnification - Seller.  Seller will not be
               ---------------------------------------
liable for indemnification arising solely under SECTION 11.2(A)(I) for (a) any Losses of or to Buyer or any other person entitled to indemnification from Seller or (b) any claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incidental or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this SECTION 11.5 as "Buyer Damages") unless the amount of Buyer Damages for which Seller would, but for the provisions of this
SECTION 11.5, be liable exceeds, on an aggregate basis, $250,000, in which case Seller will be liable for all such Buyer Damages, which will be due and payable within 15 days after Seller's receipt of a statement therefor.

          11.6 Limitations on Indemnification - Buyer.  Buyer will not be liable
               --------------------------------------
for indemnification arising solely under SECTION 11.3(A)(I) for (a) any Losses of or to Seller or any other person entitled to indemnification from Buyer or
(b) any claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incidental or relating to or resulting from any of the foregoing the items described in clauses (a) and (b) collectively being referred to for purposes of this SECTION 11.6 as "Seller Damages") unless the amount of Seller Damages for which Buyer would, but for the provisions of this SECTION 11.6, be liable exceeds, on an aggregate basis, $250,000, in which case Buyer will be liable for all such Seller Damages, which will be due and payable within 15 days after Buyer's receipt of a statement therefor.

 SECTION 12.   MISCELLANEOUS.

               12.1 Parties Obligated and Benefited.  Subject to the limitations
                    -------------------------------
set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other party, neither party may assign any of its rights under this Agreement or delegate any of its duties under this Agreement, except as described in the following sentence. Seller agrees (a) that Buyer will have the right to assign its rights and obligations under this Agreement to any Affiliate of Buyer, provided, however, that any assignment by Buyer to any Affiliate of Buyer must be made within five months after the date of this Agreement and if made after filing of the Forms 394 with the relevant Governmental Authorities, Buyer will be responsible for all costs and expenses associated with filing any additional Forms 394 required to be filed as a result of any such assignment by Buyer to an Affiliate of Buyer, and
(b) that either Buyer or any Affiliate of Buyer to which Buyer has assigned its rights and obligations under this Agreement as provided in the preceding clause
(a) of this SECTION 12.1 may further assign its right to purchase the Assets under this Agreement to Norwest Bank Colorado, National Association, acting as a Qualified Intermediary (as such term is used in Treas. Reg. Section 1.1031(k)- 1(g)(4)), and that this Agreement constitutes notice to Seller of such assignment, which assignment Buyer will make effective immediately prior to Closing (provided no assignment by Buyer under this SECTION 12.1 will relieve Buyer of any obligations under this Agreement).

               12.2 Notices.  Any notice, request, demand, waiver or other
                    -------
communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier, overnight delivery service or, if receipt is confirmed, by telecopier:

               To Buyer at:

                    c/o Tele-Communications, Inc.
                    5619 DTC Parkway
                    Englewood Colorado  80111

                    Attention:  William R. Fitzgerald
                    Telecopy:   (303) 267-6672

               With a copy similarly addressed to the attention of Legal Department, and

               With a copy to:

                    Sherman & Howard L.L.C.
                    633 Seventeenth Street, Suite 3000
                    Denver, Colorado 80202

                    Attention:  Peggy B. Knight, Esq.
                    Telecopy:  (303) 298-0940

               To Seller at:

                    c/o Jones Intercable, Inc.
                    9697 East Mineral Avenue
                    Englewood, Colorado 80112

                    Attention:  President
                    Telecopy:  (303) 799-1644

               With a copy similarly addressed to the attention of Legal Department.

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this SECTION 12.2. All notices will be deemed to have been given only upon actual receipt.

               12.3  Attorneys' Fees.  In the event of any action or suit based
                     ---------------
upon or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

           12.4 Waiver.  This Agreement or any of its provisions may not be
                ------
waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

           12.5 Captions.  The captions of this Agreement are for convenience
                --------
only and do not constitute a part of this Agreement.

          12.6  CHOICE OF LAW.  THIS AGREEMENT AND THE RIGHTS OF THE PARTIES
                -------------
UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF COLORADO.

          12.7  Terms.  Terms used with initial capital letters will have the
                -----
meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

          12.8  Rights Cumulative.  All rights and remedies of each of the
                -----------------
parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

          12.9  Further Actions.  Seller and Buyer will execute and deliver to
                ---------------
the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

          12.10 Time.  Time is of the essence under this Agreement.  If the last
                ----
day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

          12.11 Late Payments.  If either party fails to pay the other any
                -------------
amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by The Bank of New York as its prime rate (the "Prime Rate") plus 2%, adjusted as and when changes in the Prime Rate are made.

          12.12 Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which will be deemed an original.

          12.13 Entire Agreement.  This Agreement (including the Schedules and
                ----------------
Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) and the Transaction Documents contain the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

          12.14 Severability.  Any term or provision of this Agreement which is
                ------------
invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

          12.15 Construction.  This Agreement has been negotiated by Buyer and
                ------------
Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

          12.16 Expenses.  Except as otherwise expressly provided in this
                --------
Agreement, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

          12.17 Risk of Loss; Condemnation.
                --------------------------

                12.17.1 Seller will bear the risk of any loss or damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. If any such loss or damage is sufficiently substantial so as to preclude or prevent resumption of normal operations of any material portion of a System or the replacement or restoration of the lost or damaged property within 30 days from the occurrence of the event resulting in such loss or damage, Seller will immediately notify Buyer in writing of that fact and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Seller either (a) to waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement or (b) terminate this Agreement. If Buyer elects to so terminate this Agreement, Buyer and Seller will stand fully released and discharged of any and all obligations under this Agreement. If Buyer elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, there will be no adjustment in the consideration payable to Seller on account of such loss or damage but all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage (to the extent not used to replace or restore such lost or damaged property) will be delivered by Seller to Buyer, or the rights to such proceeds will be assigned by Seller to Buyer if not yet paid over to Seller.

                12.17.2 If, prior to the Closing, any part of or interest in the Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Seller or Buyer that it intends to condemn all or any part of or interest in the Assets (such event being called, in either case, a "Taking"), and such Taking involves a material part of or interest in the Assets, then Buyer may terminate this Agreement. If Buyer does not elect or have the right to terminate this Agreement, then (a) Buyer will have the sole right, in the name of Seller, if Buyer so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) Seller will be relieved of its obligation to convey to Buyer the Assets or interests that are the subject of the Taking, (c) at the Closing Seller will assign to Buyer all of Seller's rights to all damages payable with respect to such Taking and will pay to Buyer all damages previously paid to Seller with respect to the Taking and (d) following the Closing, Seller will give Buyer such further assurances of such rights and assignment with respect to the taking as Buyer may from time to time reasonably request.

                  [Remainder of page intentionally left blank]

   The parties have executed this Agreement as of the day and year first above written.

                         SELLER:

                              JONES GROWTH PARTNERS L.P.

                              By: Jones Spacelink Cable Corporation, as its
                                  Managing General Partner



                              By:    /s/ KEVIN P. COYLE
                                     --------------------------------------
                              Name:  Kevin P. Coyle
                                     --------------------------------------
                              Title: VP/Finance
                                     --------------------------------------


                         BUYER:

                              TCI COMMUNICATIONS, INC.


                              By:    /s/ WILLIAM R. FITZGERALD
                                     -------------------------------------
                              Name:  William R. Fitzgerald
                                     -------------------------------------
                              Title: Executive Vice President
                                     -------------------------------------